EXHIBIT 4.1


                             FIXED RATE SENIOR NOTE

REGISTERED                                                          REGISTERED
No. FXR                                                             U.S. $
                                                                    CUSIP:

     Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                        MORGAN STANLEY DEAN WITTER & CO.
                    SENIOR GLOBAL MEDIUM-TERM NOTE, SERIES C
                                  (Fixed Rate)

                         STOCK PARTICIPATION ACCRETING
                 REDEMPTION QUARTERLY-PAY SECURITIES ("SPARQS")

                          % SPARQS DUE          , 200[ ]
                            MANDATORILY EXCHANGEABLE
                         FOR SHARES OF COMMON STOCK OF
                             JUNIPER NETWORKS, INC.

------------------------------------------------------------------------------------------------------------------
ORIGINAL ISSUE DATE:          INITIAL REDEMPTION           INTEREST RATE:    %          MATURITY DATE:
                                 DATE: See "Morgan            per annum (equivalent        See "Maturity Date"
                                 Stanley Call Right"          to $      per annum per      below.
                                 below.                       SPARQS)
------------------------------------------------------------------------------------------------------------------
INTEREST ACCRUAL              INITIAL REDEMPTION           INTEREST PAYMENT             OPTIONAL
   DATE:                         PERCENTAGE: See              DATES:                       REPAYMENT
                                 "Morgan Stanley Call                                      DATE(S):  N/A
                                 Right" below.
------------------------------------------------------------------------------------------------------------------
SPECIFIED CURRENCY:           ANNUAL REDEMPTION            INTEREST PAYMENT             APPLICABILITY OF
   U.S. Dollars                  PERCENTAGE                   PERIOD: Quarterly            MODIFIED
                                 REDUCTION: N/A                                            PAYMENT UPON
                                                                                           ACCELERATION: See
                                                                                           "Alternate Exchange
                                                                                           Calculation in Case of
                                                                                           an Event of Default"
                                                                                           below.
------------------------------------------------------------------------------------------------------------------
IF SPECIFIED                  REDEMPTION NOTICE            APPLICABILITY OF             If yes, state Issue Price:
   CURRENCY OTHER                PERIOD: At least 15          ANNUAL INTEREST
   THAN U.S. DOLLARS,            days but no more than        PAYMENTS: N/A
   OPTION TO ELECT               30 days. See "Morgan
   PAYMENT IN U.S.               Stanley Call Right"
   DOLLARS: N/A                  below.
------------------------------------------------------------------------------------------------------------------
EXCHANGE RATE                 TAX REDEMPTION                                            ORIGINAL YIELD TO
   AGENT: N/A                    AND PAYMENT OF                                            MATURITY: N/A
                                 ADDITIONAL
                                 AMOUNTS: N/A
------------------------------------------------------------------------------------------------------------------
OTHER PROVISIONS:             If yes, state Initial Offering
   See below                  Date: N/A
------------------------------------------------------------------------------------------------------------------

Issue Price........................     $         per each $          principal
                                        amount of this SPARQS

Maturity Date......................               , 200[ ], subject to extension
                                        in the event of a Market Disruption
                                        Event on             , 200[ ].

                                        If the Final Call Notice Date is
                                        postponed due to a Market Disruption
                                        Event or otherwise and the Issuer
                                        exercises the Morgan Stanley Call
                                        Right, the Maturity Date shall be
                                        postponed so that the Maturity Date
                                        will be the fifteenth calendar day
                                        following the Final Call Notice Date
                                        or, if such fifteenth calendar day is
                                        not a scheduled Trading Day, the
                                        immediately succeeding scheduled
                                        Trading Day. See "Final Call Notice
                                        Date" below.

                                        In the event that the Final Call Notice
                                        Date is postponed due to a Market
                                        Disruption Event or otherwise, the
                                        Issuer shall give notice of such
                                        postponement as promptly as possible,
                                        and in no case later than two Business
                                        Days following the scheduled Final Call
                                        Notice Date, (i) to the holder of this
                                        SPARQS by mailing notice of such
                                        postponement by first class mail,
                                        postage prepaid, to the holder's last
                                        address as it shall appear upon the
                                        registry books, (ii) to the Trustee by
                                        telephone or facsimile confirmed by
                                        mailing such notice to the Trustee by
                                        first class mail, postage prepaid, at
                                        its New York office and (iii) to the
                                        Depositary by telephone or facsimile
                                        confirmed by mailing such notice to the
                                        Depositary by first class mail, postage
                                        prepaid. Any notice that is mailed in
                                        the manner herein provided shall be
                                        conclusively presumed to have been duly
                                        given, whether or not the holder of
                                        this SPARQS receives the notice. Notice
                                        of the date to which the Maturity Date
                                        has been rescheduled as a result of
                                        postponement of the Final Call Notice
                                        Date, if applicable, shall be included
                                        in the Issuer's notice of exercise of
                                        the Morgan Stanley Call Right.

Record Dates.......................     Notwithstanding the definition of
                                        "Record Date" on page 17 hereof, the
                                        Record Date for each Interest Payment
                                        Date, including the Interest Payment
                                        Date scheduled to occur on the Maturity
                                        Date, shall be the date 10 calendar
                                        days prior to such Interest Payment
                                        Date, whether or not that date is a
                                        Business Day; provided, however, that
                                        in the event that the Issuer exercises
                                        the Morgan Stanley Call Right, no
                                        Interest Payment Date shall occur after
                                        the Morgan Stanley Notice Date, except
                                        for any Interest Payment Date for which
                                        the Morgan Stanley Notice Date falls on
                                        or after the "ex-interest" date for the
                                        related interest payment, in which case
                                        the related interest payment shall be
                                        made on such Interest Payment Date; and
                                        provided, further, that accrued but
                                        unpaid interest
                                        payable on the Call Date, if any, shall
                                        be payable to the person to whom the
                                        Call Price is payable. The "ex-
                                        interest" date for any interest payment
                                        is the date on which purchase
                                        transactions in the SPARQS no longer
                                        carry the right to receive such
                                        interest payment.

                                        In the event that the Issuer exercises
                                        the Morgan Stanley Call Right and the
                                        Morgan Stanley Notice Date falls before
                                        the "ex-interest" date for an interest
                                        payment, so that as a result a
                                        scheduled Interest Payment Date will
                                        not occur, the Issuer shall cause the
                                        Calculation Agent to give notice to the
                                        Trustee and to The Depository Trust
                                        Company (the "Depositary"), in each
                                        case in the manner and at the time
                                        described in the second and third
                                        paragraphs under "Morgan Stanley Call
                                        Right" below, that no Interest Payment
                                        Date will occur after such Morgan
                                        Stanley Notice Date.

Denominations......................     $         and integral multiples thereof

Morgan Stanley Call Right..........     On any scheduled Trading Day on or after
                                                    , 200[ ], the Issuer may
                                        call the SPARQS, in whole but not in
                                        part, for mandatory exchange for the
                                        Call Price paid in cash (together with
                                        accrued but unpaid interest) on the
                                        Call Date.

                                        On the Morgan Stanley Notice Date, the
                                        Issuer shall give notice of the
                                        Issuer's exercise of the Morgan Stanley
                                        Call Right (i) to the holder of this
                                        SPARQS by mailing notice of such
                                        exercise, specifying the Call Date on
                                        which the Issuer shall effect such
                                        exchange, by first class mail, postage
                                        prepaid, to the holder's last address
                                        as it shall appear upon the registry
                                        books, (ii) to the Trustee by telephone
                                        or facsimile confirmed by mailing such
                                        notice to the Trustee by first class
                                        mail, postage prepaid, at its New York
                                        office and (iii) to the Depositary in
                                        accordance with the applicable
                                        procedures set forth in the Letter of
                                        Representations related to this SPARQS.
                                        Any notice which is mailed in the
                                        manner herein provided shall be
                                        conclusively presumed to have been duly
                                        given, whether or not the holder of
                                        this SPARQS receives the notice.
                                        Failure to give notice by mail or any
                                        defect in the notice to the holder of
                                        any SPARQS shall not affect the
                                        validity of the proceedings for the
                                        exercise of the Morgan Stanley Call
                                        Right with respect to any other SPARQS.

                                        The notice of the Issuer's exercise of
                                        the Morgan Stanley Call Right shall
                                        specify (i) the Call Date, (ii) the
                                        Call Price payable per SPARQS, (iii)
                                        the amount of accrued but unpaid
                                        interest payable per SPARQS on the Call
                                        Date, (iv) whether any subsequently
                                        scheduled Interest Payment Date shall
                                        no longer be an Interest Payment Date
                                        as a result of the exercise of the
                                        Morgan Stanley Call Right, (v) the
                                        place or places of payment of such Call
                                        Price, (vi) that such delivery will be
                                        made upon presentation and surrender of
                                        this SPARQS, (vii) that such exchange
                                        is pursuant to the Morgan Stanley Call
                                        Right and (viii) if applicable, the
                                        date to which the Maturity Date has
                                        been extended due to a Market
                                        Disruption Event as described under
                                        "Maturity Date" above.

                                        The notice of the Issuer's exercise of
                                        the Morgan Stanley Call Right shall be
                                        given by the Issuer or, at the Issuer's
                                        request, by the Trustee in the name and
                                        at the expense of the Issuer.

                                        If this SPARQS is so called for
                                        mandatory exchange by the Issuer, then
                                        the cash Call Price and any accrued but
                                        unpaid interest on this SPARQS to be
                                        delivered to the holder of this SPARQS
                                        shall be delivered on the Call Date
                                        fixed by the Issuer and set forth in
                                        its notice of its exercise of the
                                        Morgan Stanley Call Right, upon
                                        delivery of the SPARQS to the Trustee.
                                        The Issuer shall, or shall cause the
                                        Calculation Agent to, deliver such cash
                                        to the Trustee for delivery to the
                                        holders of this SPARQS.

                                        If this SPARQS is not surrendered for
                                        exchange on the Call Date, it shall be
                                        deemed to be no longer Outstanding
                                        under, and as defined in, the Senior
                                        Indenture after the Call Date, except
                                        with respect to the holder's right to
                                        receive cash due in connection with the
                                        Morgan Stanley Call Right.

Morgan Stanley Notice Date.........     The scheduled Trading Day on which the
                                        Issuer issues its notice of mandatory
                                        exchange, which must be at least 15 but
                                        not more than 30 days prior to the Call
                                        Date.

Final Call Notice Date.............                , 200[ ]; provided that if
                                                   , 200[ ] is not a Trading Day
                                        or if a Market Disruption Event occurs
                                        on such day, the Final Call Notice Date
                                        will be the
                                        immediately succeeding Trading Day on
                                        which no Market Disruption Event
                                        occurs.

Call Date..........................     The scheduled Trading Day on or after
                                                   , 200[ ] and on or prior to
                                        the Maturity Date (including the
                                        Maturity Date as it may be extended)
                                        specified in the Issuer's notice of
                                        mandatory exchange, on which the Issuer
                                        shall deliver cash to holders of SPARQS
                                        for mandatory exchange. See "Maturity
                                        Date" above.

Call Price.........................     The Call Price with respect to any Call
                                        Date is an amount of cash per each
                                        $         principal amount of this
                                        SPARQS, as calculated by the Calculation
                                        Agent, such that the sum of the present
                                        values of all cash flows on each $
                                        principal amount of this SPARQS to and
                                        including the Call Date (i.e., the Call
                                        Price and all of the interest payments
                                        on each SPARQS), discounted to the
                                        Original Issue Date from the applicable
                                        payment date at the Yield to Call rate
                                        of     % per annum computed on the
                                        basis of a 360-day year of twelve
                                        30-day months, equals the Issue Price.

Exchange at Maturity...............     At maturity, subject to a prior call of
                                        this SPARQS for cash in an amount equal
                                        to the Call Price by the Issuer as
                                        described under "Morgan Stanley Call
                                        Right" above, upon delivery of this
                                        SPARQS to the Trustee, each $
                                        principal amount of this SPARQS shall
                                        be applied by the Issuer as payment for
                                        a number of ordinary shares of Juniper
                                        Networks, Inc. ("Juniper Stock") at the
                                        Exchange Ratio, and the Issuer shall
                                        deliver with respect to each $
                                        principal amount of this SPARQS an
                                        amount of Juniper Stock equal to the
                                        Exchange Ratio.

                                        The amount of Juniper Stock to be
                                        delivered at maturity shall be subject
                                        to any applicable adjustments (i) to
                                        the Exchange Ratio and (ii) in the
                                        Exchange Property, as defined in
                                        paragraph 5 under "Antidilution
                                        Adjustments" below, to be delivered
                                        instead of, or in addition to, such
                                        Juniper Stock as a result of any
                                        corporate event described under
                                        "Antidilution Adjustments" below, in
                                        each case, required to be made through
                                        the close of business on the third
                                        Trading Day prior to maturity.

                                        The Issuer shall, or shall cause the
                                        Calculation Agent to, provide written
                                        notice to the Trustee at its New York

                                        Office and to the Depositary, on which
                                        notice the Trustee and Depositary may
                                        conclusively rely, on or prior to 10:30
                                        a.m. on the Trading Day immediately
                                        prior to maturity of this SPARQS, of
                                        the amount of Juniper Stock (or the
                                        amount of Exchange Property) to be
                                        delivered with respect to each $
                                        principal amount of this SPARQS and of
                                        the amount of any cash to be paid in
                                        lieu of any fractional share of Juniper
                                        Stock (or of any other securities
                                        included in Exchange Property, if
                                        applicable); provided that if the
                                        maturity date of this SPARQS is
                                        accelerated (x) because of the
                                        consummation of a Reorganization Event
                                        (as defined in paragraph 5 of
                                        "Antidilution Adjustments" below) where
                                        the Exchange Property consists only of
                                        cash or (y) because of an event
                                        described under "Alternate Exchange
                                        Calculation in Case of an Event of
                                        Default" or otherwise, the Issuer shall
                                        give notice of such acceleration as
                                        promptly as possible, and in no case
                                        later than two Business Days following
                                        such deemed maturity date, (i) to the
                                        holder of this SPARQS by mailing notice
                                        of such acceleration by first class
                                        mail, postage prepaid, to the holder's
                                        last address as it shall appear upon
                                        the registry books, (ii) to the Trustee
                                        by telephone or facsimile confirmed by
                                        mailing such notice to the Trustee by
                                        first class mail, postage prepaid, at
                                        its New York office and (iii) to the
                                        Depositary by telephone or facsimile
                                        confirmed by mailing such notice to the
                                        Depositary by first class mail, postage
                                        prepaid. Any notice that is mailed in
                                        the manner herein provided shall be
                                        conclusively presumed to have been duly
                                        given, whether or not the holder of
                                        this SPARQS receives the notice. If the
                                        maturity of this SPARQS is accelerated
                                        in the manner described in the
                                        immediately preceding sentence, no
                                        interest on the amounts payable with
                                        respect to this SPARQS shall accrue for
                                        the period from and after such
                                        accelerated maturity date; provided
                                        that the Issuer has deposited with the
                                        Trustee on such accelerated maturity
                                        date the Juniper Stock, the Exchange
                                        Property or any cash due with respect
                                        to such acceleration.

                                        The Issuer shall, or shall cause the
                                        Calculation Agent to, deliver any such
                                        shares of Juniper Stock (or any
                                        Exchange Property) and cash in respect
                                        of interest and any fractional share of
                                        Juniper Stock (or any Exchange
                                        Property) and cash otherwise due upon
                                        any acceleration described above to the
                                        Trustee for delivery to the holder.

                                        References to payment "per SPARQS"
                                        refer to each $     principal amount of
                                        this SPARQS.

                                        If this SPARQS is not surrendered for
                                        exchange at maturity, it shall be
                                        deemed to be no longer Outstanding
                                        under, and as defined in, the Senior
                                        Indenture, except with respect to the
                                        holder's right to receive the Juniper
                                        Stock (and, if applicable, any Exchange
                                        Property) due at maturity.

No Fractional Shares...............     Upon delivery of this SPARQS to the
                                        Trustee at maturity, the Issuer shall
                                        deliver the aggregate number of shares
                                        of Juniper Stock due with respect to
                                        this SPARQS, as described above, but
                                        the Issuer shall pay cash in lieu of
                                        delivering any fractional share of
                                        Juniper Stock in an amount equal to the
                                        corresponding fractional Market Price
                                        of such fraction of a share of Juniper
                                        Stock as determined by the Calculation
                                        Agent as of the second scheduled
                                        Trading Day prior to maturity of this
                                        SPARQS.

Exchange Ratio.....................     1.0, subject to adjustment for
                                        corporate events relating to Juniper
                                        Networks, Inc. ("Juniper") described
                                        under "Antidilution Adjustments" below.

Market Price.......................     If Juniper Stock (or any other security
                                        for which a Market Price must be
                                        determined) is listed on a national
                                        securities exchange, is a security of
                                        the Nasdaq National Market or is
                                        included in the OTC Bulletin Board
                                        Service ("OTC Bulletin Board") operated
                                        by the National Association of
                                        Securities Dealers, Inc. (the "NASD"),
                                        the Market Price for one share of
                                        Juniper Stock (or one unit of any such
                                        other security) on any Trading Day
                                        means (i) the last reported sale price,
                                        regular way, of the principal trading
                                        session on such day on the principal
                                        United States securities exchange
                                        registered under the Securities
                                        Exchange Act of 1934, as amended (the
                                        "Exchange Act"), on which Juniper Stock
                                        (or any such other security) is listed
                                        or admitted to trading (which may be
                                        the Nasdaq National Market if it is
                                        then a national securities exchange) or
                                        (ii) if not listed or admitted to
                                        trading on any such securities exchange
                                        or if such last reported sale price is
                                        not obtainable (even if Juniper Stock
                                        (or any such other security) is listed
                                        or admitted to trading on such
                                        securities exchange), the last reported
                                        sale price of the principal trading
                                        session on the over-the-counter market
                                        as reported on the Nasdaq National
                                        Market (if it is not then a national
                                        securities exchange) or OTC Bulletin
                                        Board on such day. If the last reported
                                        sale price of the principal trading
                                        session is not available pursuant to
                                        clause (i) or (ii) of the preceding
                                        sentence because of a Market Disruption
                                        Event or otherwise, the Market Price
                                        for any Trading Day shall be the mean,
                                        as determined by the Calculation Agent,
                                        of the bid prices for Juniper Stock (or
                                        any such other security) obtained from
                                        as many dealers in such security, but
                                        not exceeding three, as will make such
                                        bid prices available to the Calculation
                                        Agent. Bids of Morgan Stanley & Co.
                                        Incorporated ("MS & Co.") or any of its
                                        affiliates may be included in the
                                        calculation of such mean, but only to
                                        the extent that any such bid is the
                                        highest of the bids obtained. A
                                        "security of the Nasdaq National
                                        Market" shall include a security
                                        included in any successor to such
                                        system, and the term "OTC Bulletin
                                        Board Service" shall include any
                                        successor service thereto.

Trading Day........................     A day, as determined by the Calculation
                                        Agent, on which trading is generally
                                        conducted on the New York Stock
                                        Exchange, Inc. ("NYSE"), the American
                                        Stock Exchange LLC, the Nasdaq National
                                        Market, the Chicago Mercantile Exchange
                                        and the Chicago Board of Options
                                        Exchange and in the over-the-counter
                                        market for equity securities in the
                                        United States.

Acceleration Event.................     If on any date the product of the
                                        Market Price per share of Juniper Stock
                                        and the Exchange Ratio is less than
                                        $       , as determined by the
                                        Calculation Agent, the maturity date of
                                        this SPARQS shall be deemed to be
                                        accelerated to such date, and each
                                        $       principal amount of this SPARQS
                                        shall be applied by the Issuer as
                                        payment for a number of shares of
                                        Juniper Stock at the then current
                                        Exchange Ratio, and the Issuer shall
                                        deliver with respect to each $
                                        principal amount of this SPARQS a
                                        number of shares of Juniper Stock equal
                                        to the Exchange Ratio. See also
                                        "Antidilution Adjustments" below.

Calculation Agent..................     MS & Co. and its successors.

                                        All calculations with respect to the
                                        Exchange Ratio and Call Price for the
                                        SPARQS shall be rounded to the nearest
                                        one hundred-thousandth, with five
                                        one-millionths rounded
                                        upward (e.g., .876545 would be rounded
                                        to .87655); all dollar amounts related
                                        to the Call Price resulting from such
                                        calculations shall be rounded to the
                                        nearest ten- thousandth, with five one
                                        hundred-thousandths rounded upward
                                        (e.g., .76545 would be rounded to
                                        .7655); and all dollar amounts paid
                                        with respect to the Call Price on the
                                        aggregate number of SPARQS shall be
                                        rounded to the nearest cent, with
                                        one-half cent rounded upward.

                                        All determinations made by the
                                        Calculation Agent will be at the sole
                                        discretion of the Calculation Agent and
                                        will, in the absence of manifest error,
                                        be conclusive for all purposes and
                                        binding on the holder of this SPARQS
                                        and the Issuer.

Antidilution Adjustments...........     The Exchange Ratio shall be adjusted as
                                        follows:

                                            1. If Juniper Stock is subject to a
                                        stock split or reverse stock split,
                                        then once such split has become
                                        effective, the Exchange Ratio shall be
                                        adjusted to equal the product of the
                                        prior Exchange Ratio and the number of
                                        shares issued in such stock split or
                                        reverse stock split with respect to one
                                        share of Juniper Stock.

                                            2. If Juniper Stock is subject (i)
                                        to a stock dividend (issuance of
                                        additional shares of Juniper Stock)
                                        that is given ratably to all holders of
                                        shares of Juniper Stock or (ii) to a
                                        distribution of Juniper Stock as a
                                        result of the triggering of any
                                        provision of the corporate charter of
                                        Juniper, then once the dividend has
                                        become effective and Juniper Stock is
                                        trading ex-dividend, the Exchange Ratio
                                        shall be adjusted so that the new
                                        Exchange Ratio shall equal the prior
                                        Exchange Ratio plus the product of (i)
                                        the number of shares issued with
                                        respect to one share of Juniper Stock
                                        and (ii) the prior Exchange Ratio.

                                            3. There shall be no adjustments to
                                        the Exchange Ratio to reflect cash
                                        dividends or other distributions paid
                                        with respect to Juniper Stock other
                                        than distributions described in clauses
                                        (i), (iv) and (v) of paragraph 5 below
                                        and Extraordinary Dividends as
                                        described below. A cash dividend or
                                        other distribution with respect to
                                        Juniper Stock shall be deemed to be an
                                        "Extraordinary Dividend" if such
                                        dividend or other distribution exceeds
                                        the immediately preceding
                                        non-Extraordinary Dividend for

                                        Juniper Stock by an amount equal to at
                                        least 10% of the Market Price of
                                        Juniper Stock (as adjusted for any
                                        subsequent corporate event requiring an
                                        adjustment hereunder, such as a stock
                                        split or reverse stock split) on the
                                        Trading Day preceding the ex-dividend
                                        date for the payment of such
                                        Extraordinary Dividend (the "ex-
                                        dividend date"). If an Extraordinary
                                        Dividend occurs with respect to Juniper
                                        Stock, the Exchange Ratio with respect
                                        to Juniper Stock shall be adjusted on
                                        the ex- dividend date with respect to
                                        such Extraordinary Dividend so that the
                                        new Exchange Ratio shall equal the
                                        product of (i) the then current
                                        Exchange Ratio and (ii) a fraction, the
                                        numerator of which is the Market Price
                                        on the Trading Day preceding the
                                        ex-dividend date, and the denominator
                                        of which is the amount by which the
                                        Market Price on the Trading Day
                                        preceding the ex-dividend date exceeds
                                        the Extraordinary Dividend Amount. The
                                        "Extraordinary Dividend Amount" with
                                        respect to an Extraordinary Dividend
                                        for Juniper Stock shall equal (i) in
                                        the case of cash dividends or other
                                        distributions that constitute regular
                                        dividends, the amount per share of such
                                        Extraordinary Dividend minus the amount
                                        per share of the immediately preceding
                                        non-Extraordinary Dividend for Juniper
                                        Stock or (ii) in the case of cash
                                        dividends or other distributions that
                                        do not constitute regular dividends,
                                        the amount per share of such
                                        Extraordinary Dividend. To the extent
                                        an Extraordinary Dividend is not paid
                                        in cash, the value of the non-cash
                                        component shall be determined by the
                                        Calculation Agent, whose determination
                                        shall be conclusive. A distribution on
                                        Juniper Stock described in clause (i),
                                        (iv) or (v) of paragraph 5 below that
                                        also constitutes an Extraordinary
                                        Dividend shall cause an adjustment to
                                        the Exchange Ratio pursuant only to
                                        clause (i), (iv) or (v) of paragraph 5,
                                        as applicable.

                                            4. If Juniper issues rights or
                                        warrants to all holders of Juniper
                                        Stock to subscribe for or purchase
                                        Juniper Stock at an exercise price per
                                        share less than the Market Price of
                                        Juniper Stock on both (i) the date the
                                        exercise price of such rights or
                                        warrants is determined and (ii) the
                                        expiration date of such rights or
                                        warrants, and if the expiration date of
                                        such rights or warrants precedes the
                                        maturity of this SPARQS, then the
                                        Exchange Ratio shall be adjusted to
                                        equal the product of the prior Exchange

                                        Ratio and a fraction, the numerator of
                                        which shall be the number of shares of
                                        Juniper Stock outstanding immediately
                                        prior to the issuance of such rights or
                                        warrants plus the number of additional
                                        shares of Juniper Stock offered for
                                        subscription or purchase pursuant to
                                        such rights or warrants and the
                                        denominator of which shall be the
                                        number of shares of Juniper Stock
                                        outstanding immediately prior to the
                                        issuance of such rights or warrants
                                        plus the number of additional shares of
                                        Juniper Stock which the aggregate
                                        offering price of the total number of
                                        shares of Juniper Stock so offered for
                                        subscription or purchase pursuant to
                                        such rights or warrants would purchase
                                        at the Market Price on the expiration
                                        date of such rights or warrants, which
                                        shall be determined by multiplying such
                                        total number of shares offered by the
                                        exercise price of such rights or
                                        warrants and dividing the product so
                                        obtained by such Market Price.

                                            5. If (i) there occurs any
                                        reclassification or change of Juniper
                                        Stock, including, without limitation,
                                        as a result of the issuance of any
                                        tracking stock by Juniper, (ii) Juniper
                                        or any surviving entity or subsequent
                                        surviving entity of Juniper (a "Juniper
                                        Successor") has been subject to a
                                        merger, combination or consolidation
                                        and is not the surviving entity, (iii)
                                        any statutory exchange of securities of
                                        Juniper or any Juniper Successor with
                                        another corporation occurs (other than
                                        pursuant to clause (ii) above), (iv)
                                        Juniper is liquidated, (v) Juniper
                                        issues to all of its shareholders
                                        equity securities of an issuer other
                                        than Juniper (other than in a
                                        transaction described in clause (ii),
                                        (iii) or (iv) above) (a "Spin-off
                                        Event") or (vi) a tender or exchange
                                        offer or going-private transaction is
                                        consummated for all the outstanding
                                        shares of Juniper Stock (any such event
                                        in clauses (i) through (vi), a
                                        "Reorganization Event"), the method of
                                        determining the amount payable upon
                                        exchange at maturity for this SPARQS
                                        shall be adjusted to provide that the
                                        holder of this SPARQS shall be entitled
                                        to receive at maturity, in respect of
                                        each $    principal amount of this
                                        SPARQS, securities, cash or any other
                                        assets distributed to holders of
                                        Juniper Stock in or as a result of any
                                        such Reorganization Event, including
                                        (i) in the case of the issuance of
                                        tracking stock, the reclassified share
                                        of Juniper Stock, (ii) in the case of a
                                        Spin-off Event, the
                                        share of Juniper Stock with respect to
                                        which the spun-off security was issued,
                                        and (iii) in the case of any other
                                        Reorganization Event where Juniper
                                        Stock continues to be held by the
                                        holders receiving such distribution,
                                        the Juniper Stock (collectively, the
                                        "Exchange Property"), in an amount with
                                        a value equal to the amount of Exchange
                                        Property delivered with respect to a
                                        number of shares of Juniper Stock equal
                                        to the Exchange Ratio at the time of
                                        the Reorganization Event.
                                        Notwithstanding the above, if the
                                        Exchange Property received in any such
                                        Reorganization Event consists only of
                                        cash, the maturity date of this SPARQS
                                        shall be deemed to be accelerated to
                                        the date on which such cash is
                                        distributed to holders of Juniper Stock
                                        and the holder of this SPARQS shall
                                        receive in lieu of any Juniper Stock
                                        and as liquidated damages in full
                                        satisfaction of the Issuer's
                                        obligations under this SPARQS the
                                        lesser of (i) the product of (x) the
                                        amount of cash received per share of
                                        Juniper Stock and (y) the then current
                                        Exchange Ratio and (ii) the Call Price
                                        calculated as though the date of
                                        acceleration were the Call Date
                                        (regardless of whether the date of
                                        acceleration is a day which occurs
                                        prior to       , 200[ ]). If Exchange
                                        Property consists of more than one type
                                        of property, the holder of this SPARQS
                                        shall receive at maturity a pro rata
                                        share of each such type of Exchange
                                        Property. If Exchange Property includes
                                        a cash component, the holder of this
                                        SPARQS will not receive any interest
                                        accrued on such cash component. In the
                                        event Exchange Property consists of
                                        securities, those securities shall, in
                                        turn, be subject to the antidilution
                                        adjustments set forth in paragraphs 1
                                        through 5.

                                        For purposes of paragraph 5 above, in
                                        the case of a consummated tender or
                                        exchange offer or going-private
                                        transaction involving Exchange Property
                                        of a particular type, Exchange Property
                                        shall be deemed to include the amount
                                        of cash or other property paid by the
                                        offeror in the tender or exchange offer
                                        with respect to such Exchange Property
                                        (in an amount determined on the basis
                                        of the rate of exchange in such tender
                                        or exchange offer or going- private
                                        transaction). In the event of a tender
                                        or exchange offer or a going-private
                                        transaction with respect to Exchange
                                        Property in which an offeree may elect
                                        to receive cash or other property,
                                        Exchange Property shall be
                                        deemed to include the kind and amount
                                        of cash and other property received by
                                        offerees who elect to receive cash.

                                        No adjustment to the Exchange Ratio
                                        shall be required unless such
                                        adjustment would require a change of at
                                        least 0.1% in the Exchange Ratio then
                                        in effect. The Exchange Ratio resulting
                                        from any of the adjustments specified
                                        above will be rounded to the nearest
                                        one hundred- thousandth, with five
                                        one-millionths rounded upward. With
                                        respect to the Maturity Date,
                                        adjustments to the Exchange Ratio will
                                        be made up to the close of business on
                                        the third Trading Day prior to the
                                        Maturity Date.

                                        No adjustments to the Exchange Ratio or
                                        method of calculating the Exchange
                                        Ratio shall be made other than those
                                        specified above. The adjustments
                                        specified above do not cover all events
                                        that could affect the Market Price of
                                        Juniper Stock, including, without
                                        limitation, a partial tender or
                                        exchange offer for Juniper Stock.

                                        The Calculation Agent shall be solely
                                        responsible for the determination and
                                        calculation of any adjustments to the
                                        Exchange Ratio or method of calculating
                                        the Exchange Ratio and of any related
                                        determinations and calculations with
                                        respect to any distributions of stock,
                                        other securities or other property or
                                        assets (including cash) in connection
                                        with any corporate event described in
                                        paragraph 5 above, and its
                                        determinations and calculations with
                                        respect thereto shall be conclusive in
                                        the absence of manifest error.

                                        The Calculation Agent shall provide
                                        information as to any adjustments to
                                        the Exchange Ratio or to the method of
                                        calculating the amount payable upon
                                        exchange at maturity of the SPARQS in
                                        accordance with paragraph 5 above upon
                                        written request by any holder of this
                                        SPARQS.

Market Disruption Event............     "Market Disruption Event" means, with
                                        respect to Juniper Stock (and any other
                                        security that may be included as
                                        Exchange Property):

                                          (i) a suspension, absence or material
                                          limitation of trading of Juniper Stock
                                          (or any such other security) on the
                                          primary market for Juniper Stock (or
                                          any such other security) for more than
                                          two hours of trading or
                                          during the one-half hour period
                                          preceding the close of the principal
                                          trading session in such market; or a
                                          breakdown or failure in the price and
                                          trade reporting systems of the
                                          primary market for Juniper Stock (or
                                          any such other security) as a result
                                          of which the reported trading prices
                                          for Juniper Stock (or any such other
                                          security) during the last one-half
                                          hour preceding the close of the
                                          principal trading session in such
                                          market are materially inaccurate; or
                                          the suspension, absence or material
                                          limitation of trading on the primary
                                          market for trading in options
                                          contracts related to Juniper Stock
                                          (or any such other security), if
                                          available, during the one-half hour
                                          period preceding the close of the
                                          principal trading session in the
                                          applicable market, in each case as
                                          determined by the Calculation Agent
                                          in its sole discretion; and

                                          (ii) a determination by the
                                          Calculation Agent in its sole
                                          discretion that any event described in
                                          clause (i) above materially interfered
                                          with the ability of the Issuer or any
                                          of its affiliates to unwind or adjust
                                          all or a material portion of the hedge
                                          with respect to the SPARQS.

                                        For purposes of determining whether a
                                        Market Disruption Event has occurred:
                                        (1) a limitation on the hours or number
                                        of days of trading shall not constitute
                                        a Market Disruption Event if it results
                                        from an announced change in the regular
                                        business hours of the relevant
                                        exchange, (2) a decision to permanently
                                        discontinue trading in the relevant
                                        options contract shall not constitute a
                                        Market Disruption Event, (3)
                                        limitations pursuant to NYSE Rule 80A
                                        (or any applicable rule or regulation
                                        enacted or promulgated by the NYSE, any
                                        other self-regulatory organization or
                                        the Securities and Exchange Commission
                                        of scope similar to NYSE Rule 80A as
                                        determined by the Calculation Agent) on
                                        trading during significant market
                                        fluctuations shall constitute a
                                        suspension, absence or material
                                        limitation of trading, (4) a suspension
                                        of trading in options contracts on
                                        Juniper Stock (or any such other
                                        security) by the primary securities
                                        market trading in such options, if
                                        available, by reason of (x) a price
                                        change exceeding limits set by such
                                        securities exchange or market, (y) an
                                        imbalance of orders relating to such
                                        contracts or (z) a disparity in bid and
                                        ask quotes relating
                                        to such contracts shall constitute a
                                        suspension, absence or material
                                        limitation of trading in options
                                        contracts related to Juniper Stock (or
                                        any such other security) and (5) a
                                        suspension, absence or material
                                        limitation of trading on the primary
                                        securities market on which options
                                        contracts related to Juniper Stock (or
                                        any such other security) are traded
                                        shall not include any time when such
                                        securities market is itself closed for
                                        trading under ordinary circumstances.

Alternate Exchange Calculation
in Case of an Event of Default.....     In case an event of default with
                                        respect to the SPARQS shall have
                                        occurred and be continuing, the amount
                                        declared due and payable per each $
                                        principal amount of this SPARQS upon
                                        any acceleration of this SPARQS shall
                                        be determined by the Calculation Agent
                                        and shall be an amount in cash equal to
                                        the lesser of (i) the product of (x)
                                        the Market Price of Juniper Stock (and
                                        any Exchange Property) as of the date
                                        of such acceleration and (y) the then
                                        current Exchange Ratio and (ii) the
                                        Call Price calculated as though the
                                        date of acceleration were the Call Date
                                        (regardless of whether the date of
                                        acceleration is a day which occurs
                                        prior to       , 200[ ]), in each case
                                        plus accrued but unpaid interest to but
                                        excluding the date of acceleration;
                                        provided that if the Issuer has called
                                        the SPARQS in accordance with the
                                        Morgan Stanley Call Right, the amount
                                        declared due and payable upon any such
                                        acceleration shall be an amount in cash
                                        for each $     principal amount of the
                                        SPARQS equal to the Call Price
                                        calculated as though the date of
                                        acceleration were the Call Date, plus
                                        accrued but unpaid interest to but
                                        excluding the date of acceleration.

Treatment of SPARQS for
United States Federal
Income Tax Purposes................     The Issuer, by its sale of this SPARQS,
                                        and the holder of this SPARQS (and any
                                        successor holder of this SPARQS), by
                                        its respective purchase hereof, agree
                                        (in the absence of an administrative
                                        determination or judicial ruling to the
                                        contrary) to characterize each $
                                        principal amount of this SPARQS for all
                                        tax purposes as an investment unit
                                        consisting of (A) a terminable contract
                                        (the "Terminable Forward Contract")
                                        that (i) requires the holder of this
                                        SPARQS (subject to the Morgan Stanley
                                        Call Right) to purchase, and the Issuer
                                        to sell, for an
                                        amount equal to $        (the "Forward
                                        Price"), Juniper Stock at maturity and
                                        (ii) allows the Issuer, upon exercise
                                        of the Morgan Stanley Call Right, to
                                        terminate the Terminable Forward
                                        Contract by returning to such holder
                                        the Deposit (as defined below) and
                                        paying to such holder an amount of cash
                                        equal to the difference between the
                                        Deposit and the Call Price and (B) a
                                        deposit with the Issuer of a fixed
                                        amount of cash, equal to the Issue
                                        Price per each $         principal
                                        amount of this SPARQS, to secure the
                                        holder's obligation to purchase Juniper
                                        Stock pursuant to the Terminable
                                        Forward Contract (the "Deposit"), which
                                        Deposit bears an annual yield of   % per
                                        annum.

     Morgan Stanley Dean Witter & Co., a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assignees, the amount of Juniper Stock (or other Exchange Property), as determined in accordance with the provisions set forth under "Exchange at Maturity" above, due with respect to the principal sum
of U.S. $      (UNITED STATES DOLLARS                 ) on the Maturity Date
specified above (except to the extent redeemed or repaid prior to maturity) and to pay interest thereon at the Interest Rate per annum specified above, from and including the Interest Accrual Date specified above until the principal hereof is paid or duly made available for payment weekly, monthly, quarterly, semiannually or annually in arrears as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if this Note is subject to "Annual Interest Payments," interest payments shall be made annually in arrears and the term "Interest Payment Date" shall be deemed to mean the first day of March in each year.

     Interest on this Note will accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until, but excluding the date the principal hereof has been paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day (as defined below)) (each such date, a "Record Date"); provided, however, that interest payable at maturity (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or (y) if this Note is denominated in a Specified Currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the Specified Currency, or (z) if this Note is denominated in Australian dollars, in Sydney and (b) if this Note is denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET") is operating (a "TARGET Settlement Day").

     Payment of the principal of this Note, any premium and the interest due at maturity (or any redemption or repayment date), unless this Note is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars. U.S. dollar payments of interest, other than interest due at maturity or on any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in aggregate principal amount of Notes having the same Interest Payment Date, the interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

     If this Note is denominated in a Specified Currency other than U.S. dollars, and the holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of interest, principal or any premium with regard to this Note will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing, with respect to payments of interest, on or prior to the fifth Business Day after the applicable Record Date and, with respect to payments of principal or any premium, at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be; provided that, if payment of interest, principal or any premium with regard to this Note is payable in euro, the account must be a euro account in a country for which the euro is the lawful currency, provided, further, that if such wire transfer instructions are not received, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register; and provided, further, that payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made upon surrender of this Note at the office or agency referred to in the preceding paragraph.

     If so indicated on the face hereof, the holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to the fifth Business Day after such Record Date or at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date, for payments of interest, or at least ten days prior to the Maturity Date or any redemption or repayment date, for payments of principal, as the case may be.

     If the holder elects to receive all or a portion of payments of principal of and any premium and interest on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) will convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Note will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of U.S. dollars for the Specified Currency for settlement on such payment date in the amount of the

Specified Currency payable in the absence of such an election to such holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the Specified Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

DATED:                             MORGAN STANLEY DEAN WITTER & CO.


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:

TRUSTEE'S CERTIFICATE
  OF AUTHENTICATION

This is one of the Notes
  referred to in the within-
  mentioned Senior Indenture.

JPMORGAN CHASE BANK,
  as Trustee


By:
   --------------------------------
   Authorized Officer

                              REVERSE OF SECURITY

     This Note is one of a duly authorized issue of Senior Global Medium-Term Notes, Series C, having maturities more than nine months from the date of issue (the "Notes") of the Issuer. The Notes are issuable under an Amended and Restated Senior Indenture, dated as of May 1, 1999, between the Issuer and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (the "Trustee," which term includes any successor trustee under the Senior Indenture) (as may be amended or supplemented from time to time, the "Senior Indenture"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed JPMorgan Chase Bank at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Senior Indenture. To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

     Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

     If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption. Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Senior Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment. For this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or
(ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Unless otherwise provided on the face hereof, interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

     In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

     This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

     This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, unless otherwise stated above, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in The City of New York for cable transfers of such Specified Currency published by the Federal

Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance.

     The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any
Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Senior Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

     In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

     The Senior Indenture provides that (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Senior Indenture, including the series of Senior Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy or insolvency of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all debt securities issued under the Senior Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

     If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration," then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration), (ii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

     If the face hereof indicates that this Note is subject to "Tax Redemption and Payment of Additional Amounts," this Note may be redeemed, as a whole, at the option of the Issuer at any time prior to maturity, upon the giving of a notice of redemption as described below, at a redemption price equal to 100% of the principal amount hereof, together with accrued interest to the date fixed for redemption (except that if this Note is subject to "Modified Payment upon Acceleration or Redemption," such redemption price would be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of redemption, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of redemption) (the "Amortized Amount")), if the Issuer determines that, as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the Initial Offering Date hereof, the Issuer has or will become obligated to pay Additional Amounts (as defined below) with respect to this Note as described below. Prior to the giving of any Notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee
(i) a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred, and (ii) an opinion of independent counsel satisfactory to the Trustee to such effect based on such statement of facts; provided that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts if a payment in respect of this Note were then due.

     Notice of redemption will be given not less than 30 nor more than 60 days prior to the date fixed for redemption or within the Redemption Notice Period specified on face hereof, which date and the applicable redemption price will be specified in the Notice.

     If the face hereof indicates that this Note is subject to "Tax Redemption and Payment of Additional Amounts," the Issuer will, subject to certain exceptions and limitations set forth below, pay such additional amounts (the "Additional Amounts") to the holder of this Note who is a United States Alien as may be necessary in order that every net payment of the principal of and interest on this Note and any other amounts payable on this Note, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided for in this Note to be then due and payable. The Issuer will not, however, be required to make any payment of Additional Amounts to any such holder for or on account of:

          (a) any such tax, assessment or other governmental charge that would not have been so imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such holder, if such holder is an estate, a trust, a partnership or a corporation) and the United States and its possessions, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein or (ii) the presentation by the holder of this Note for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

          (b) any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or governmental charge;

          (c) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as a personal holding company or foreign personal holding company or controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation which accumulates earnings to avoid United States federal income tax or as a private foundation or other tax-exempt organization;

          (d) any tax, assessment or other governmental charge that is payable otherwise than by withholding from payments on or in respect of this Note;

          (e) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of, or interest on, this Note, if such payment can be made without such withholding by any other Paying Agent in a city in Western Europe;

          (f) any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of this Note, if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

          (g) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock entitled to vote of the Issuer or as a direct or indirect subsidiary of the Issuer; or

          (h) any combination of items (a), (b), (c), (d), (e), (f) or (g);

nor shall Additional Amounts be paid with respect to any payment on this Note to a United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of this Note.

     The Senior Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each debt security so affected or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

     Except as set forth below, if the principal of, premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of, premium, if any, or interest on, any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community (the "EC"), as amended by the treaty on European Union (as so amended, the "Treaty"). Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default. If such Market Exchange Rate is not then available to the Issuer or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the "Exchange Dealers") for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract. One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer. If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

     The "Exchange Rate Agent" shall be Morgan Stanley & Co. Incorporated, unless otherwise indicated on the face hereof.

     All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes and coupons.

     So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

     With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

     No provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

     Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

     No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     As used herein, the term "United States Alien" means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

     All terms used in this Note which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

           TEN COM - as tenants in common
           TEN ENT - as tenants by the entireties
           JT TEN - as joint tenants with right of survivorship and not as tenants in common


     UNIF GIFT MIN ACT - ___________________________ Custodian__________________
                                  (Minor)                           (Cust)

     Under Uniform Gifts to Minors Act_______________________________
                                                (State)

     Additional abbreviations may also be used though not in the above list.

                            -----------------------

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


_________________________________________
[PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE]


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.



Dated:_____________________________


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                           OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
        (Please print or typewrite name and address of the undersigned)


     If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid:
__________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): ___________.


Dated:_____________________________     ________________________________________
                                        NOTICE: The signature on this Option
                                        to Elect Repayment must correspond with
                                        the name as written upon the face of the within instrument in every particular without alteration or enlargement.